UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 10, 2011

iPass Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-50327	93-1214598
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3800 Bridge Parkway, Redwood Shores, California	94065
(Address of principal executive offices)	(Zip Code)

(650) 232-4100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Officer

On January 10, 2011, it was determined that Nicholas W. Hulse, Senior Vice President, Worldwide Sales, will be leaving the company on February 15, 2011 (the “Separation Date”).

The company has reorganized the sales function and has initiated a search for leadership of the sales organization. In the interim period, the sales organization will report to Evan L. Kaplan, the company’s president and chief executive officer.

On January 11, 2011, the company entered into a separation agreement with Mr. Hulse that provides for the following severance benefits:

During the period of January 1, 2011 until February 15, 2011, Mr. Hulse will receive:

•	base salary;

•	on target variable cash compensation.

On the Separation Date, Mr. Hulse will receive:

•	two months base salary;

•	health insurance coverage (COBRA) for Mr. Hulse and his dependents for up to 12 months (or less if he becomes a participant in another health coverage plan).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iPass Inc.

By:	/S/ STEVEN H. GATOFF
Name:	Steven H. Gatoff
Title:	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

Dated: January 12, 2011